EXHIBIT 2.2


                         CYBERSTAR COMPUTER CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT


                                  June 21, 2000


Dear Matthew Wolfe:

         You are hereby notified that you have been granted an option ("Option"), to purchase 25,000 shares of Common Stock ("Stock") of CyberStar Computer Corporation (the "Company") at a price of $1.75 per share.

         THIS STOCK OPTION AGREEMENT, AND THE RIGHTS GRANTED HEREUNDER ARE CONTINGENT UPON THE CLOSING OF THE STOCK EXCHANGE AGREEMENT DATED APRIL 1, 2000, ENTERED INTO BY AND AMONG CYBERSTAR COMPUTER CORPORATION, A MINNESOTA CORPORATION, AND JONATHAN J. BUMBA, MATTHEW WOLFE, JEFF GROHS AND JEFF ANDERSON (THE "EXCHANGE AGREEMENT"). IN THE EVENT THE EXCHANGE AGREEMENT DOES NOT CLOSE, THIS OPTION IS VOID AND INOPERABLE.

         Your Option is also limited and conditioned by the following:

         1. Your Option is exercisable as follows:

                  (a) This Option shall become exercisable as to all of the Stock on the first day following the third anniversary hereof provided:
         (i) you have been and remain a full-time employee of the Company on the date the Stock is eligible to be exercised; and (ii) the aggregate gross sales of the ITC division of the Company produced by Messrs. Grohs, Wolfe, Anderson and Bumba shall be $100,000,000 or more on or before the third anniversary of the closing of the Exchange Agreement.

                  (b) This Option shall become exercisable as to all of the Stock on the first day following the fifth anniversary hereof provided you have been and remain a full-time employee of the Company on the date the Stock is eligible to be exercised.

         2. This Option will expire to the extent not exercised, on or before June 21, 2006. YOU WILL NOT RECEIVE ANY WARNING OR NOTICE BY THE COMPANY OF THE TERMINATION OF YOUR RIGHTS UNDER THIS OPTION.

         3. Additional Right to Convert Option.

                  (a) You shall have the right to require the Company to convert this Option (the "Conversion Right") into shares of Common Stock as provided for in this Paragraph 3. Upon exercise of the Conversion Right, the Company shall deliver to you (without payment by you of any cash consideration) that number of


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         shares of Common Stock equal to the quotient obtained by dividing (x)
         the value of the Option at the time the Conversion Right is exercised (determined by subtracting the aggregate purchase price for the Stock in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price for the Stock immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Right may be exercised by you, at any time or from time to time, after this Option has become exercisable pursuant to Paragraph 1, prior to its expiration, on any business day, by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company, exercising the Conversion Right and specifying a place and date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such conversion.

                  (c) At any closing under Paragraph 3(b) hereof, (i) you agree to surrender the Option and (ii) the Company will deliver to you a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together, with cash in lieu of any fraction of a share.

         4. Definition of "Market Price". For purposes of this Option, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (NASDAQ), or if not listed on a national securities exchange or quoted in NASDAQ, the average of the last reported closing bid and asked prices as reported by Metro Data Company, Inc. from quotations by marketmakers in such Common Stock on the Minneapolis-St. Paul over-the-counter market or, if not listed on a national securities exchange or quoted on NASDAQ or quoted by marketmakers, the fair market value as determined in good faith by the Company's Board of Directors.

         5. Except as set forth in Paragraph 3 above, the purchase price of any shares of Stock purchased pursuant to exercise of this Option may be paid in cash, by certified or cashier's check, or, by transfer to the Company of shares of Stock already owned by you and having a fair market value, as of the date of your exercise of the Option, which is not less than the purchase price of the Stock being acquired pursuant to your Option, provided that such shares of Stock were acquired and full consideration paid therefor at least six months prior to such delivery, or any combination thereof, or by any other method authorized by the Company's Board of Directors.

         6. Except as set forth in Paragraphs 7 and 8, in the event of termination of your employment, your Option may be exercised at any time within three months after the date of termination of your employment or until the expiration of the stated term of the Option, whichever is shorter, but only to the extent you were entitled to exercise your Option at the date of termination of your employment.


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         7. In the event of termination of your employment as a result of
"Disability" (as defined as the permanent and total disability of you within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), your Option may be exercised at any time within one year of such termination or until the expiration of the stated term of the Option, whichever is shorter, to the extent you were entitled to exercise the Option at the time of your Disability. In the event of your death within one year after termination of your employment as a result of Disability, your Option may be exercised at any time within one year following the date of your death or until the expiration of the stated term of the Option, whichever is shorter, by your estate or by a person who acquired the right to exercise your Option by will or by the laws of descent and distribution, but only to the extent you were entitled to exercise the Option at the time of termination of your employment.

         8. In the event of your death while you are an employee, your Option may be exercised at any time within one year after your death or until the expiration of the stated term of the Option, whichever is shorter, by your estate or by a person who acquired the right to exercise the Option by will or by the laws of descent and distribution, to the extent the Option was exercisable by you at the time of your death.

         9. You may not transfer, sell, pledge, assign, or otherwise dispose of your Option, other than at death by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or the Employee Retirement Income Security Act, and your Option during your lifetime is exercisable only by you.

         10 Unless a registration statement under the Securities Act of 1933 (and applicable state securities laws) is in effect with respect to this Option or Stock to be purchased pursuant to this Option, you agree with, and represent to, the Company that you are acquiring the Option and Stock for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Option or Stock. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Stock to you to assure at all times that it will be in compliance with applicable federal and state securities laws.

         11. If there shall be any change in the Stock subject to this Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the Stock subject to this Option in order to prevent dilution or enlargement of option rights granted hereunder.

         12. This Option is not intended to be an "Incentive Stock Option" or a "Nonqualified Stock Option" as defined in the Internal Revenue Code of 1986, as amended from time to time. The Option is not granted under the Company's 1996 Stock Option Plan.

         13. This Agreement shall not confer upon you any right with respect to continuance of service to the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such service at any time.


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         As a condition to the issuance of shares of Stock under this Option, you agree to authorize the Company to withhold in accordance with applicable law from any regular cash compensation payable to you or, in the alternative, to the remit to the Company at the time of any exercise of this Option, any taxes required to be withheld by the Company under federal, state, or local law as a result of your exercise of this Option. Further, you agree that you are responsible for payment of any taxes due that are not subject to withholding.


                                       CyberStar Computer Corporation


             Dated: June 21, 2000      By:
                                           ------------------------------
                                           Richard A. Pomije
                                           Its Chairman of the Board


                                   ACCEPTANCE

         The undersigned hereby accepts the terms and provisions of the above Stock Option Agreement and agrees to be bound by the terms thereof on June 21, 2000. The undersigned also agrees to accept as binding, conclusive, and final all decisions or interpretations by the Board of Directors on any questions arising under this Option. The undersigned acknowledges the grant of the Options in lieu of the warrants to be issued under Section 9.2 of the Exchange Agreement and that the Options amends and supercedes Section 9.2 of the Exchange Agreement. The Options granted herein are subject to the closing of the transactions contemplated by the Exchange Agreement and shall be void and inoperable if the closing does not occur. The warrants to be issued under the Exchange Agreement are void whether or not there is a closing under the Exchange Agreement.

             Dated: June 21, 2000
                                           ------------------------------
                                              Matthew Wolfe


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                       NOTICE OF EXERCISE OF STOCK OPTION
                          AND RECORD OF STOCK TRANSFER

         I hereby exercise my Stock Option granted by CyberStar Computer Corporation (the "Company"), effective June 21, 2000, subject to all terms and provisions thereof and notify you of my desire to purchase ____________ shares of Common Stock of the Company (the "Shares"), offered to me pursuant to said Option. Enclosed is my check in the sum of $__________ in full payment for the Shares.

         [This paragraph is applicable if the Stock is not registered under the Securities Act of 1933.] I hereby represent that the Shares are being acquired by me as an investment and not with a view to, or for resale in connection with, the distribution of any shares of the Company. I understand that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, that the Shares may not be sold or otherwise transferred except pursuant to an effective registration statement under the Act and said laws unless the Company has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under the Act or said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule or applicable state securities laws, and that the certificate representing the Shares may contain a legend referring to such restrictions.

NOTICE OF CONVERSION OF OPTION - To be Executed by the Registered Holder in Order to Convert the Option pursuant to Paragraph 3 of the Option.

The undersigned hereby irrevocably elects to convert the attached Option into shares of Common Stock pursuant to the terms of Paragraph 3 of the Option and requests that the certificates for such shares be issued in the name of the Option holder.

________ Initial here for conversion election.

         I agree to pay any taxes payable as a result of this exercise by:

         (check one)

         _______ delivery to the Company of any amount required to be withheld, or

         _______ authorizing the Company to withhold the required taxes from other compensation due to me.

Dated: ___________________

                                           ------------------------------
                                           Optionee's Signature

         RECEIPT is hereby acknowledged of the delivery to me by CyberStar Computer Corporation (the "Company"), on __________________ of stock certificate no. ______________ for ______________ shares of Common Stock purchased by me pursuant to the terms and conditions of the Option Agreement referred to above.


                                           ------------------------------
                                           Optionee


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